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AETNA LIFE AND CASUALTY COMPANY AND SUBSIDIARIES

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF
EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

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

(Millions)                           1994        1993        1992        1991        1990
                                     ____        ____        ____        ____        ____


Pretax income (loss) from
 continuing operations...........    $   658.3  $ (1,147.4)  $  (121.4)  $   243.5   $   459.6

Add back fixed charges...........        186.1       171.0       194.3       221.5       229.0
Minority interest................         11.4         7.0         8.6         5.9         4.9
                                     _________   _________   _________   _________   _________
   Income (loss) as adjusted.....    $   855.8   $  (969.4)  $    81.5   $   470.9   $   693.5
                                     _________   _________   _________   _________   _________
                                     _________   _________   _________   _________   _________
Fixed charges:
  Interest on indebtedness.......    $    98.6   $    77.4   $    81.4   $   110.9   $   119.9
  Portion of rents representative
   of interest factor............         87.5        93.6       112.9       110.6       109.1
                                     _________   _________   _________   _________   _________

   Total fixed charges...........    $   186.1   $   171.0   $   194.3   $   221.5   $   229.0
                                     _________   _________   _________   _________   _________
                                     _________   _________   _________   _________   _________

Preferred stock dividend
 requirements....................            -           -           -           -           -
                                     _________   _________   _________   _________   _________

Total combined fixed charges
 and preferred stock dividend
 requirements....................    $   186.1   $   171.0   $   194.3   $   221.5   $   229.0
                                     _________   _________   _________   _________   _________
                                     _________   _________   _________   _________   _________

Ratio of earnings to fixed
 charges.........................         4.60       (5.67)       0.42        2.13        3.03
                                     _________   _________   _________   _________   _________
                                     _________   _________   _________   _________   _________

Ratio of earnings to combined
 fixed charges and preferred
 stock dividends.................         4.60       (5.67)       0.42        2.13        3.03
                                     _________   _________   _________   _________   _________
                                     _________   _________   _________   _________   _________

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